EXHIBIT 15



September 10, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 26, 1999 on our review of interim financial information of C&D TECHNOLOGIES, INC. and Subsidiaries (the "Company") as of and for the period ended July 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Forms S-8 (Registration No. 33-31978, No. 33-71390, No. 33-86672, No. 333-17979, No. 333-38891, and No. 333-59177) and Form S-3
(Registration No. 333-38893).


Very truly yours,

/s/ PricewaterhouseCoopers LLP
    --------------------------

PricewaterhouseCoopers LLP